Exhibit 4.02

Execution Version

AMENDMENT NO. 1 TO CREDIT AGREEMENT

This Amendment No. 1 to Credit Agreement (the “Agreement”) is made as of the 4th day of September, 2008 between Agnico-Eagle Mines Limited (the “Borrower”), the Guarantors (as defined below) party hereto, The Bank of Nova Scotia, as administrative agent under the First Credit Agreement (as defined below) (the “Administrative Agent”), and the Lenders (as defined below) party hereto (constituting the Majority Lenders, as defined in the First Credit Agreement).

RECITALS:

A.                                   The Borrower has entered into a credit agreement (the “First Credit Agreement”) dated January 10, 2008 between the Borrower, the guarantors party thereto, the lenders party thereto (the “Lenders”) and the Administrative Agent.

B.                                     The Borrower proposes to enter into a separate credit agreement of even date herewith (the “Second Credit Agreement”) which will terminate on the date which is two years from the date hereof.

C.                                     Section 14.1 of the First Credit Agreement prohibits the Obligors from incurring, assuming or permitting to exist any Debt other than Permitted Debt.

D.                                    Debt incurred under the Second Credit Agreement would not be Permitted Debt since, contrary to the definition of Permitted Debt, such Debt would require principal payments before the date which is 12 months following the Maturity Date.

E.                                      The parties wish to amend the First Credit Agreement in the manner set forth below to, inter alia, permit the Borrower to enter into the Second Credit Agreement without breaching any provision of the First Credit Agreement.

F.                                      Section 16.13 of the First Credit Agreement provides that certain amendments (including those contemplated hereby) to the First Credit Agreement may be made with the written consent of the Majority Lenders.

G.                                     The Lenders party to this Agreement together constitute the Majority Lenders.

NOW THEREFORE for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agree as follows:

1.                                       All capitalized terms used herein (including in the recitals above) which are not defined herein shall have the respective meanings given to them in the First Credit Agreement.

2.                                       The First Credit Agreement is hereby amended by:

(a)                                  deleting Section 1.1.32.5 of the First Credit Agreement in its entirety and replacing it with the following:

any repurchase agreement having a term of 30 days or less entered into with any Lender, any Other Lender or any Person satisfying the criteria set forth in subsection 1.1.32.4 which is secured by a fully perfected security interest in any obligation of the type described in subsection 1.1.32.1 or 1.1.32.2 and has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such commercial banking institution thereunder; and

(b)                                 deleting the reference to “Business Day” in the sixth line of Section 1.1.71 of the First Credit Agreement in its entirety and replacing it with “Banking Day”;

(c)                                  adding the following definition after Section 1.1.72 of the First Credit Agreement, as Section 1.1.72(A):

“First Percentage” means the percentage of the aggregate Commitments (excluding any such Commitments which have been suspended under Section 6.1 of this Agreement) which have been utilized and are outstanding as Advances;

(d)                                 deleting Section 1.1.125 of the First Credit Agreement in its entirety and replacing it with the following:

“Other Derivative Counterparties” means, at any time, up to five Persons (which are not Lenders, Other Lenders or Affiliates of Lenders or Other Lenders) designated in writing by the Borrower to the Agent which are, or may be, counterparties to Derivative Instruments with an Obligor, and which have a credit rating of not less than the lowest credit rating of any Lender that has a credit rating on the Closing Date (as such term is defined in the Second Credit Agreement on the date hereof) from any of S&P or Moody’s or the equivalent credit rating from any rating agency if not rated by either of such credit rating agencies;

(e)                                  adding the following definition after Section 1.1.125 of the First Credit Agreement, as Section 1.1.125(A):

“Other Lender” means a Lender (as such term is defined in the Second Credit Agreement on the date hereof);

(f)                                    deleting Section 1.1.133.4 of the First Credit Agreement in its entirety and replacing it with the following:

guarantees granted to Lenders, Other Lenders or Affiliates of Lenders or Other Lenders in respect of obligations under Derivative Instruments entered into between any Obligor and any Lender, any Other Lender or any Affiliate of any Lender or any Other Lender;

(g)                                 deleting Section 1.1.133.5 of the First Credit Agreement in its entirety and replacing it with the following:

guarantees granted to Lenders, Other Lenders or Affiliates of Lenders or Other Lenders by any Obligor in respect of obligations under Other Supported Agreements entered into between any other Obligor and any Lender, any Other Lender or any Affiliate of any Lender or any Other Lender;

(h)                                 deleting the word “and” after Section 1.1.133.10 of the First Credit Agreement, replacing the period with “; and” at the end of Section 1.1.133.11 of the First Credit Agreement and adding the following after Section 1.1.133.11 of the First Credit Agreement, as Section 1.1.133.12:

“unsecured Debt under the Second Credit Agreement.”

(i)                                     adding the following definition after Section 1.1.153 of the First Credit Agreement, as Section 1.1.153(A):

“Second Credit Agreement” means the credit agreement dated as of September 4, 2008 between Agnico-Eagle Mines Limited, as borrower, the guarantors from time to time party thereto, The Bank of Nova Scotia, as administrative agent and lead arranger, and the lenders from time to time party thereto;

(j)                                     adding the following definition after Section 1.1.153(A) of the First Credit Agreement, as Section 1.1.153(B):

“Second Percentage” means the percentage of the aggregate Commitments (as such term is defined in the Second Credit Agreement on the date hereof) (excluding any such Commitments which have been suspended under Section 6.1 of the Second Credit Agreement (or any such amended provision of the Second Credit Agreement having the same effect)) which have been utilized and are outstanding as Advances (as such term is defined in the Second Credit Agreement on the date hereof);

(k)                                  deleting the reference to “US$80,000,000” in Section 2.2.2.1 of the First Credit Agreement in its entirety and replacing it with “US$100,000,000”;

(l)                                     adding the following provision after Section 2.10 of the First Credit Agreement, as Section 2.11:

“Pro-Rata Utilizations

2.11.1                  If, at any time, the First Percentage and the Second Percentage differ by 10 or more, the Borrower shall, within 30 days thereof, take one or more of the following steps, as applicable:

2.11.1.1         repay an amount under this Agreement;

2.11.1.2         repay an amount under the Second Credit Agreement;

2.11.1.3                   subject to the terms and conditions hereof, obtain an Advance or Advances under the Credit Facility; or

2.11.1.4                   subject to the terms and conditions of the Second Credit Agreement, obtain an Advance or Advances (as such term is defined in the Second Credit Agreement on the date hereof);

so that the First Percentage and the Second Percentage differ by less than 10.

2.11.2                  If Advances (as such term is defined in the Second Credit Agreement on the date hereof) are otherwise available under the Second Credit Agreement to the Borrower, to the extent that there exist Advances by way of the issuance of Letters of Credit outstanding hereunder, the Borrower will not request any further Advances hereunder, other than Advances by way of the issuance of Letters of Credit or Swing Line Advances, unless and until the aggregate outstanding amount of Advances (as such term is defined in the Second Credit Agreement on the date hereof) under the Second Credit Agreement are sufficient to comply with Section 2.11.1 without reference to this sentence.  Under no circumstances shall the Borrower be required pursuant to this Section 2.11 to request an Advance (as such term is defined in the Second Credit Agreement on the date hereof) under the Second Credit Agreement that is not otherwise required for general corporate purposes of the Borrower or the other Obligors solely because of the utilization of Letters of Credit hereunder.  Nothing in this Section 2.11 shall limit the Borrower’s ability to have outstanding Advances that are Letters of Credit or Swing Line Advances hereunder or to incur Advances that are Letters of Credit or Swing Line Advances.”

(m)                               deleting the reference to “Business Days” in the second line of Section 3.2 of the First Credit Agreement in its entirety and replacing it with “Banking Days”;

(n)                                 deleting the reference to “US$80,000,000” in Section 3.3.1 of the First Credit Agreement in its entirety and replacing it with “US$100,000,000”; and

(o)                                 deleting Section 6.5.1 of the First Credit Agreement in its entirety and replacing it with the following:

Designation of a Different Lending Office. If any Lender requests compensation under Section 6.2, requires the Borrower to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 6.3 or suspend its funding obligations hereunder pursuant to Section 6.1, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Advances hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (a) would eliminate or reduce amounts payable pursuant to Section 6.2 or 6.3 or eliminate the illegal event giving rise to the suspension of such Lender’s obligations, as the case may be, in the future and (b) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(p)                                 deleting “notice of” from the beginning of Section 13.2.5 of the First Credit Agreement;

(q)                                 deleting Section 14.6.1.1 of the First Credit Agreement in its entirety and replacing it with the following:

with any Person other than a Lender, an Other Lender or an Affiliate of a Lender or an Other Lender or an Other Derivative Counterparty;

(r)                                    deleting Section 19.15.1(d) of the First Credit Agreement in its entirety and replacing it with, “to any other party hereto or to any party to the Second Credit Agreement”;

(s)                                  deleting Exhibit E of the First Credit Agreement in its entirety and replacing it with Exhibit E hereto; and

(t)                                    deleting Schedules B and E of the First Credit Agreement in their entirety and replacing them with Schedules B and E hereto.

3.                                       To induce the Agent and the Lenders to enter into this Agreement, each Obligor represents and warrants as follows:

(a)                                  the representations and warranties contained in the First Credit Agreement and the other Loan Documents, other than those expressly stated to be made as of a specific other date or otherwise expressly modified in accordance with Section 10.17 of the First Credit Agreement, are true and correct in all material respects on the date hereof; and

(b)                                 after giving effect to the terms hereof, no Default or Event of Default has occurred and is continuing or would result from the entering into, or performance, by such Obligor of the Second Credit Agreement.

4.                                       The First Credit Agreement and the Loan Documents shall be read and construed throughout so as to incorporate the provisions of this Agreement.

5.                                       Except to the extent specifically provided herein, nothing herein waives, amends or otherwise alters the First Credit Agreement, the Loan Documents or the rights and remedies of the Agent and the Lenders thereunder or under Applicable Law, all of which rights and remedies remain in full force and effect. The amendments referred to herein apply only to the specific subject matter hereof, and nothing herein shall constitute an amendment or waiver of, consent to, or shall in any manner affect any of the rights and remedies of the Agent and the Lenders with respect to, any other matter.

6.                                       This Agreement may be signed in counterparts and transmitted by facsimile or “PDF”, each of which shall be considered an original and all of such counterparts taken together shall constitute one and the same agreement.

7.                                       This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario.

8.                                       Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

9.                                       This Agreement shall be binding upon the parties to the First Credit Agreement and their respective successors and permitted assigns, and shall enure to the benefit of the parties to the First Credit Agreement and their respective successors and permitted assigns.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF each of the undersigned has caused this Amendment No. 1 to Credit Agreement to be executed by its duly authorized officer(s) as of the date first written above.

THE BANK OF NOVA SCOTIA, as
Administrative Agent

By:	/s/ Alastair Borthwick
Name: Alastair Borthwick
Title: Director

By:	/s/ Voula Karidis
Name: Voula Karidis
Title: Associate Director

IN WITNESS WHEREOF each of the undersigned has caused this Amendment No. 1 to Credit Agreement to be executed by its duly authorized officer(s) as of the date first written above.

THE BANK OF NOVA SCOTIA
as Lender

By:	/s/ Ray Clarke
Name: Ray Clarke
Title: Managing Director

By:	/s/ Tim Decker
Name: Tim Decker
Title: Director

IN WITNESS WHEREOF each of the undersigned has caused this Amendment No. 1 to Credit Agreement to be executed by its duly authorized officer(s) as of the date first written above.

SOCIÉTÉ GÉNÉRALE (CANADA BRANCH)

By:	/s/ Michael C. Manion
Name: Michael C. Manion
Title: Director

By:	/s/ Paul Motiwalla
Name: Paul Motiwalla
Title: Managing Director

IN WITNESS WHEREOF each of the undersigned has caused this Amendment No. 1 to Credit Agreement to be executed by its duly authorized officer(s) as of the date first written above.

THE TORONTO-DOMINION BANK

By:	/s/ Rohan Appadurai
Name: Rohan Appadurai
Title: Managing Director

By:	/s/ Tom Minos
Name: Tom Minos
Title: Vice President

IN WITNESS WHEREOF each of the undersigned has caused this Amendment No. 1 to Credit Agreement to be executed by its duly authorized officer(s) as of the date first written above.

NATIONAL BANK OF CANADA

By:	/s/ Andre Marenger
Name: Andre Marenger
Title: Director

By:	/s/ Stephen Redding
Name: Stephen Redding
Title: Director

IN WITNESS WHEREOF each of the undersigned has caused this Amendment No. 1 to Credit Agreement to be executed by its duly authorized officer(s) as of the date first written above.

BANK OF MONTREAL

By:	/s/ Stephen Kelly
Name: Stephen Kelly
Title: Managing Director

By:	/s/ Derek Tovich
Name: Derek Tovich
Title: Vice President

IN WITNESS WHEREOF each of the undersigned has caused this Amendment No. 1 to Credit Agreement to be executed by its duly authorized officer(s) as of the date first written above.

NM ROTHSCHILD & SONS LIMITED

By:	/s/ George Pyper
Name: George Pyper
Title: Director

By:	/s/ Alan Park
Name: Alan Park
Title: Managing Director

IN WITNESS WHEREOF each of the undersigned has caused this Amendment No. 1 to Credit Agreement to be executed by its duly authorized officer(s) as of the date first written above.

AGNICO-EAGLE MINES LIMITED

By:	/s/ R. Gregory Laing
Name: R. Gregory Laing
Title:	General Counsel, Senior Vice-President, Legal and Corporate Secretary

IN WITNESS WHEREOF each of the undersigned has caused this Amendment No. 1 to Credit Agreement to be executed by its duly authorized officer(s) as of the date first written above.

1715495 ONTARIO INC.

By:	/s/ R. Gregory Laing
Name: R. Gregory Laing
Title: Vice President, Secretary and Director

IN WITNESS WHEREOF each of the undersigned has caused this Amendment No. 1 to Credit Agreement to be executed by its duly authorized officer(s) as of the date first written above.

1641315 ONTARIO INC.

By:	/s/ R. Gregory Laing
Name: R. Gregory Laing
Title: Authorized Signatory

IN WITNESS WHEREOF each of the undersigned has caused this Amendment No. 1 to Credit Agreement to be executed by its duly authorized officer(s) as of the date first written above.

AGNICO-EAGLE (DELAWARE) L.L.C.

By:	/s/ R. Gregory Laing
Name: R. Gregory Laing
Title: Secretary

IN WITNESS WHEREOF each of the undersigned has caused this Amendment No. 1 to Credit Agreement to be executed by its duly authorized officer(s) as of the date first written above.

AGNICO-EAGLE (DELAWARE) II
L.L.C.

By:	/s/ R. Gregory Laing
Name: R. Gregory Laing
Title: Authorized Signatory

IN WITNESS WHEREOF each of the undersigned has caused this Amendment No. 1 to Credit Agreement to be executed by its duly authorized officer(s) as of the date first written above.

AGNICO-EAGLE (DELAWARE) III
L.L.C.

By:	/s/ R. Gregory Laing
Name: R. Gregory Laing
Title: Authorized Signatory

IN WITNESS WHEREOF each of the undersigned has caused this Amendment No. 1 to Credit Agreement to be executed by its duly authorized officer(s) as of the date first written above.

AGNICO-EAGLE SWEDEN AB

By:	/s/ R. Gregory Laing
Name: R. Gregory Laing
Title: Authorized Signatory

IN WITNESS WHEREOF each of the undersigned has caused this Amendment No. 1 to Credit Agreement to be executed by its duly authorized officer(s) as of the date first written above.

AGNICO-EAGLE AB

By:	/s/ R. Gregory Laing
Name: R. Gregory Laing
Title: Authorized Signatory

IN WITNESS WHEREOF each of the undersigned has caused this Amendment No. 1 to Credit Agreement to be executed by its duly authorized officer(s) as of the date first written above.

RIDDARHYTTAN RESOURCES AB

By:	/s/ R. Gregory Laing
Name: R. Gregory Laing
Title: Authorized Signatory

IN WITNESS WHEREOF each of the undersigned has caused this Amendment No. 1 to Credit Agreement to be executed by its duly authorized officer(s) as of the date first written above.

AGNICO EAGLE MEXICO S.A. DE
C.V.

By:	/s/ R. Gregory Laing
Name: R. Gregory Laing
Title: Attorney-in-Fact